UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 15, 2011

Charles & Colvard, Ltd.
(Exact name of registrant as specified in its charter)

North Carolina	000-23329	56-1928817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Perimeter Park Drive, Suite A
Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

(919) 468-0399
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 15, 2011, Charles & Colvard, Ltd. (the “Company”) and American Stock Transfer & Trust Company, LLC, as rights agent, entered into Amendment No. 2 to Rights Agreement (the “Amendment”) amending the Company’s Rights Agreement dated as of February 22, 1999, as amended by Amendment No. 1 dated as of February 18, 2009 (as amended, the “Rights Agreement”).  The Amendment accelerates the expiration of the preferred share purchase rights issued under the Rights Agreement in connection with the Company’s shareholder rights plan from the close of business on February 22, 2019 to the close of business on August 15, 2011.  Accordingly, as of the close of business on August 15, 2011, the rights issued under the Rights Agreement expired and are no longer outstanding.  The Amendment has the effect of terminating the Company’s shareholder rights plan effective August 15, 2011.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description of Document
4.1	Amendment No. 2 to Rights Agreement, dated as of August 15, 2011, between Charles & Colvard, Ltd. and American Stock Transfer & Trust Company, LLC as Rights Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Charles & Colvard, Ltd.

August 17, 2011	By:	/s/ Timothy L. Krist
Timothy L. Krist
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
4.1	Amendment No. 2 to Rights Agreement, dated as of August 15, 2011, between Charles & Colvard, Ltd. and American Stock Transfer & Trust Company, LLC as Rights Agent